SF Partnership, LLP
                                                           Chartered Accountants



                                                                    July 9, 2004








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Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP
101 East 52nd Street, 9th floor
New York, New York 10022

ATTENTION: MR. JAY M. KAPLOWITZ, ESQ.





                          INDEPENDENT AUDITORS CONSENT

We consent to the incorporation of m-Wise, Inc. financial statements for the years ended December 31, 2002 and December 31, 2003 and our auditors report dated March 29, 2004 and May 12, 2004 appearing on the Form SB-2 of m-Wise, Inc.

                                                        Yours very truly,
                                                        SF Partnership, LLP
                                                        -------------------

                                                        SF Partnership, LLP





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